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                                                                EXHIBITS 5 AND 8

                          [LETTERHEAD OF WIGGIN & DANA]


                                                                __________, 1999


UIL Holdings Corporation
157 Church Street
New Haven, Connecticut  06506

Ladies and Gentlemen:


         We have acted as counsel to UIL Holdings Corporation, a Connecticut corporation (the "Company"), in connection with (i) the preparation and filing of the Company's Registration Statement on Form S-4, File Number 333-74965, as amended to date (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act") of 15,001,292 shares (the "Shares") of the common stock, without par value, of the Company (the "UIL Common Stock"), (ii) the merger (the "Merger") of the Company's wholly-owned subsidiary, United Mergings, Inc., a Connecticut corporation ("Mergings"), with and into The United Illuminating Company, a specially-chartered Connecticut corporation and the holder of all of the issued and outstanding capital stock of the Company ("UI"), and (iii) the related share exchange (the "Exchange") whereby each issued and outstanding share of Mergings common stock will be converted into one share of UI common stock, without par value (the "UI Common Stock") and each outstanding share of UI Common Stock (excluding shares with respect to which dissenters' rights have been properly exercised) will be automatically converted into one share of UIL Common Stock.



         In connection with this opinion, we have reviewed and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of the following: (i) the Registration Statement, (ii) the Certificate of Incorporation and Bylaws of the Company as currently in effect, (iii) the Agreement and Plan of Merger and Share Exchange (the "Agreement"), among the Company, UI and Mergings, attached as Exhibit A to the Proxy Statement and Prospectus forming a part of the Registration Statement, (iv) certain resolutions proposed to be adopted by the Board of Directors of the Company and UI relating to the transactions contemplated by the Registration Statement, and
(v) such other records, documents and instruments as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.



         We have assumed, with your consent, that (i) the Merger and the Exchange will be effected in accordance with the Agreement and in the manner described in the Registration Statement, (ii) all the provisions of the Agreement will be complied with, (iii) the Agreement and the Proxy Statement and Prospectus describe the entire transaction and all related transactions,
(iv) the facts and representations made to us by officers and directors of the Company and UI are true and correct, (v) the proposed resolutions to be adopted by the Board of Directors of the

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UIL Holdings Corporation
_____________, 1999
Page 2


Company and UI will be adopted prior to the effective date of the Merger and Share Exchange by the affirmative votes of members of the Boards of Directors of the Company and of UI in attendance at meetings of said Boards of Directors at which directors holding a majority of the directorships of each of said corporations are present, and (vi) there will be no change in any of the facts or representations material to this opinion between the date of this opinion and the effective time of the Merger and Share Exchange.



         Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that the Shares registered by the Registration Statement will be duly authorized and validly issued, and fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act, (ii) the consummation of the Merger and the Share Exchange shall have been approved by the affirmative vote of the holders of not less than two-thirds of the UI common stock at a meeting of the shareowners of UI and by the affirmative vote of UI as the sole owner of the UIL Common Stock,
(iii) UI and the Company shall have received all necessary regulatory approvals required to consummate the Merger and the Share Exchange, and (iv) the Merger and the Share Exchange shall have been consummated in accordance with the terms of the Agreement and the laws of the State of Connecticut.



         We are further of the opinion that the statements contained in the Proxy Statement and Prospectus under the caption "PROPOSAL 2 - APPROVAL OF HOLDING COMPANY STRUCTURE - Certain Federal Income Tax Consequences" describing certain Federal income tax consequences to holders of UI common stock, as qualified therein, constitutes an accurate description, in general terms, of the indicated United States Federal income tax consequences of the Merger and the Share Exchange, and represents our opinion regarding the material Federal income tax consequences of said transaction.



         As members of the Connecticut bar, we do not hold ourselves out as experts of the laws of other jurisdictions other than the laws of the United States and all of the opinions set forth above are limited to the laws of the State of Connecticut and the United States, and we do not express any opinion concerning any other law.



         We hereby consent to the filing of this opinion with the Commission as Exhibits 5 and 8 to the Registration Statement. We further consent to the use of the name of this firm in the Registration Statement and in the Proxy Statement and Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the rules and regulations of the Commission.

                                             Very truly yours,

                                             WIGGIN & DANA


                                             By:
                                                --------------------------------
                                                William C. Baskin, Jr.